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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2001

UNIVISION COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Commission File Number: 001-12223	I.R.S. Employer Identification Number: 95-4398884

1999 Avenue of the Stars, Suite 3050
Los Angeles, California
(Address of Principal Executive Offices)

90067
(Zip Code)

Tel: (310) 556-7676
(Registrant's Telephone Number, Including Area Code)

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

Item 5. Other Events

    On June 12, 2001, Univision Communications Inc. (the "Company") announced that it has entered into a definitive agreement with Raycom Media Inc. under which the Company will acquire Raycom Media's Puerto Rico-based subsidiary, WLII/WSUR Inc. The Company agreed to acquire the stations in a cash transaction for $190 million plus working capital.

    As part of the transaction, the Company will acquire full-power stations WLII-TV in San Juan (channel 11) and WSUR-TV in Ponce (channel 9), as well as both stations' production facilities. The Company will also acquire the rights to WLII/WSUR Inc.'s long-term affiliation agreement with WORA-TV in Mayaguez (channel 5) and long-term local marketing agreement with WSTE in Ponce, Mayaguez, Aricibo and San Juan (channel 7). The Company plans to broadcast primarily the existing WLII and WSUR programming, including both stations' popular lineups of local news programming, sports coverage and movies. The acquisition, which is subject to regulatory approvals and other customary closing conditions, is expected to close in the first quarter of 2002. WLII and WSUR will become a part of the Univision Television Group.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVISION COMMUNICATIONS INC. (Registrant)
	By:	/s/ GEORGE W. BLANK
June 18, 2001 Los Angeles, California		George W. Blank Executive Vice President and Chief Financial Officer

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FORM 8-K
UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
Item 5. Other Events
SIGNATURE